EXHIBIT 99.1

[LOGO]

FOR IMMEDIATE RELEASE

Allied Riser Communications ('ARC') Details 2001 Outlook

(DALLAS, TX., April 27, 2001)- Allied Riser Communications Corp. (NASDAQ:ARCC), the pioneer and market leader in providing innovative, in-building, high-speed broadband data services and applications to small- and medium-sized businesses
(SMBs), yesterday reviewed the first quarter operating results, discussed the company's outlook for the remainder of 2001, and announced some of the future initiatives being pursued by the company during a scheduled conference call.

"Overall, I am pleased with our first quarter results in light of the continuing economic difficulties experienced by companies in every sector of the economy. I am encouraged that we were able to meet our previous sequential revenue growth guidance for the quarter, while at the same time being able to reduce our selling and general and administrative expenses," said Jerry Dinsmore, ARC's president and chief executive officer. "We are committed to drive additional cost from the business and are cautiously optimistic about our ability to establish new revenue streams, as we continue to move forward."

"During the past six months since my arrival, we have focused on driving efficiency in our operations. As a result of our stated desire to drive profitability in our existing infrastructure, we do not expect to materially increase our network during the remainder of the year," added Dinsmore.

"As a result of our revised network deployment and the general economic downturn experienced in all sectors of the economy, we believe our sequential quarterly revenue growth for the remainder of 2001 will be between 15-percent and 25-percent, which should produce between $40,000,000 and $45,000,000 in revenue for the full year. We also believe that we will be able to reduce cash expenditures by $20,000,000 to $25,000,000 for the year, which when combined with our revised revenue guidance should produce negative EBITDA of approximately $105,000,000 to $110,000,000, versus our original estimate of $120,000,000," said Quen Bredeweg, ARC's chief financial officer. "Finally, we anticipate 2001 capital expenditures to be reduced by close to half of our previous guidance to approximately $16,000,000. This should ultimately result in cash burn from EBITDA losses and capital expenditures of approximately $120,000,000 to $125,000,000 for 2001, versus the $150,000,000 previously projected."

For more information about ARC, or to hear a replay of the recorded Web cast from yesterday's conference call, visit the company's website at www.arcbroadband.com.

About Allied Riser Communications
ARC is the pioneer in delivering reliable and innovative, 'first-mile' broadband services and applications that enable small- and medium-sized business owners to concentrate on running their companies, while leveraging ARC's expertise to meet their communications needs. ARC designs, constructs, deploys, and manages high-speed, broadband networks inside commercial office buildings located in major North American markets. Dallas-based ARC combines a balance of real estate and technology expertise with an understanding of customers' specific business communication needs to provide bundled data communications solutions. For more information, please visit http://www.arcbroadband.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
Some of the statements contained in this release that are not historical facts and may be deemed to contain forward-looking statements, including but not limited to statements regarding overall market demand for market acceptance of the Company's services, the intention to deploy data networks or services in additional buildings or markets and the timing and breadth of penetration in each building or market. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the intense competition for the Company's service offerings, dependence on growth in demand for the Company's services, ability to manage growth of our operations, the ability to raise additional capital and other risks and uncertainties detailed in the Company's Securities and Exchange Commission filings. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future events or developments.

Contacts: Joey D. Mooring, Sr. Mgr. Corp. Comm. & Investor Relations, ARC, 214/560-2357, or jmooring@arcmail.com

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